UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2023

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

301 1st Street SW, Suite 200
Roanoke, VA 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Eugene Nestro as Chief Financial Officer

On October 16, 2023, Eugene Nestro notified the Luna Innovations Incorporated (the “Company”) that he would resign from his position as the Company’s Chief Financial Officer, effective immediately. Mr. Nestro’s separation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Nestro’s resignation, the Company and Mr. Nestro entered into a Separation Agreement on October 16, 2023 (the “Separation Agreement”), which includes a general release of claims and provides for (a) severance payments equal to his current base salary for a period of 12 months, (b) a discretionary lump sum bonus payment equal to the target bonus that Mr. Nestro would have been eligible to receive for 2023, (c) if he timely elects and remains eligible for continued coverage under COBRA, the Company will continue paying Mr. Nestro’s COBRA premiums until the earliest of October 16, 2024, the date Mr. Nestro becomes eligible for substantially equivalent insurance in connection with new employment or self-employment, or the date Mr. Nestro ceases to be eligible for COBRA continuation coverage, (d) a payment equal to the value of any unvested 401(k) match amount and (e) the acceleration by a period of 12 months of vesting and exercisability of all time-based outstanding stock options, restricted stock and other equity incentive awards covering the Company’s common stock that are held by Mr. Nestro.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Appointment of George Gomez-Quintero as Chief Financial Officer

On October 17, 2023, the Company announced the appointment of George Gomez-Quintero as the Company’s Chief Financial Officer, effective October 17, 2023. Mr. Gomez-Quintero will serve as the Company’s principal financial officer and principal accounting officer.

There is no arrangement or understanding between Mr. Gomez-Quintero and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Gomez-Quintero and any of the Company’s other directors or executive officers. Additional information about Mr. Gomez-Quintero is set forth below:

George Gomez-Quintero, age 56, previously served as Senior Vice President of Corporate Finance for Intelsat US LLC, from April 2021 to April 2023. Prior to that, Mr. Gomez-Quintero served as Chief Operating Officer of JSI from February 2019 to December 2020, and the Chief Financial Officer of XFL from December 2017 to January 2019. Mr. Gomez-Quintero served as Vice President of Finance for Time Warner Cable from 2008 to 2016. He received his BBA from Iona University and his MBA from Cornell Johnson Graduate School of Management.

In connection with his appointment, on October 17, 2023, the Company entered into an employment agreement with Mr. Gomez-Quintero. Pursuant to the employment agreement, Mr. Gomez-Quintero will be employed by the Company on an “at-will” basis, meaning either party may terminate the agreement at any time, with or without cause or advanced notice. Mr. Gomez-Quintero’s initial annual base salary will be $400,000 per year, subject to review and adjustment from time to time in the discretion of the Board. Mr. Gomez-Quintero will also be eligible to earn an annual performance cash bonus at a target amount of 70% of his then current base salary and a maximum amount of 140% of his then current base salary, subject to his achievement of annual predetermined objectives to be determined by the Board.

Pursuant to the employment agreement, in the event that Mr. Gomez-Quintero’s employment is terminated by the Company “without cause” or by him for “good reason” not in connection with a “change in control” (each as defined in the employment agreement), subject to him entering into and not revoking a separation agreement that includes, among other terms, a general release of claims in favor of the Company, he will be entitled to receive the following severance benefits:

•payments equal to the then applicable base salary for a period of 12 months paid in installments on the Company’s regular payroll dates;
•if he timely elects and remains eligible for continued coverage under COBRA, continued health insurance premiums until the earliest of (i) 12 months following termination, (ii) the date he becomes eligible for substantially equivalent insurance in connection with new employment or self-employment, or (iii) the date he ceases to be eligible for COBRA continuation coverage;
•a discretionary lump sum bonus payment equal to 100% of the target bonus that he would have been eligible to receive for the year in which the termination occurs which will be paid when the Company otherwise pays annual bonuses, so long as that date is no later than March 15th the year following the year in which the termination occurs; and
•acceleration of vesting for all outstanding options, restricted stock or other equity incentive awards that have time-based vesting schedules for a period of 12 months.

Further, pursuant to the employment agreement, in lieu of the severance benefits described above, in the event that Messrs. Gomez-Quintero’s employment is terminated by the Company “without cause” or by him for “good reason” within three months prior to or 12 months following a “change in control” transaction, he will be entitled to receive the following severance benefits:

•a payment equal to the then applicable base salary for a period of 15 months paid in a lump sum;
•if he timely elects and remains eligible for continued coverage under COBRA, continued health insurance premiums until the earliest of (i) 18 months following termination, (ii) the date he becomes eligible for substantially equivalent insurance in connection with new employment or self-employment, or (iii) the date he ceases to be eligible for COBRA continuation coverage;
•a discretionary lump sum bonus payment equal to 125% of the target bonus that he would have been eligible to receive for the year in which the termination occurs, which will be paid when the Company otherwise pays annual bonuses, so long as that date is no later than March 15th the year following the year in which the termination occurs; and
•effective as of the later of the effective date of the change in control or the termination date, (i) for all outstanding options, restricted stock or other equity incentive awards that have time-based vesting schedules, acceleration of vesting in full, and (ii) for all outstanding options, restricted stock or other equity incentive awards that have performance-based vesting schedules, acceleration of vesting as if any performance metrics applicable or achievable in the future have been achieved at target levels.

Furthermore, in the event and effective upon a change in control, (i) for all outstanding options, restricted stock or other equity incentive awards that have time-based vesting schedules, the vesting of such awards will be accelerated in full and (ii) for all outstanding options, restricted stock or other equity incentive awards that have performance-based vesting schedules, such awards will be converted to time-based vesting in accordance with the Company's standard time period of vesting.

On October 17, 2023, the Company granted Mr. Gomez-Quintero 100,000 restricted stock units. These restricted stock units will vest on October 17, 2026, subject to Mr. Gomez-Quintero’s continuous service through such vesting date.

The foregoing description of Mr. Gomez-Quintero’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which the Company expects to file with the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

7.01.	Regulation FD Disclosure.

October 17, 2023, the Company issued a press release announcing the appointment of Mr. Gomez-Quintero as the Company’s Chief Financial Officer and the resignation of Mr. Nestro. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated October 17, 2023, by Luna Innovations Incorporated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: October 17, 2023